UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2013

COVIDIEN PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33259	98-0624794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 On Hatch

Lower Hatch Street, Dublin 2, Ireland

(Address of principal executive offices)

+353 (1) 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2013, in connection with the Distribution (as defined below), Covidien plc (“Covidien”) entered into several agreements with Mallinckrodt plc (“Mallinckrodt”) that govern the relationship of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement

•	Tax Matters Agreement

•	Employee Matters Agreement

•	Transition Services Agreement

A summary of the material terms of these agreements can be found in the section entitled “Our Relationship with Covidien Following the Distribution” in the Information Statement, dated June 17, 2013, filed as Exhibit 99.2 to Mallinckrodt’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2013, which is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement and the Transition Services Agreement filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 28, 2013, Covidien completed the previously announced separation of the Pharmaceuticals business of Covidien from the rest of Covidien by means of a dividend in specie of the Pharmaceuticals business, which was effected by the transfer of the Pharmaceuticals business from Covidien to Mallinckrodt and the issuance by Mallinckrodt of ordinary shares directly to Covidien’s shareholders, as described in the Information Statement (the “Distribution”). Mallinckrodt is now an independent public company trading under the symbol “MNK” on the New York Stock Exchange. In the Distribution, Mallinckrodt issued one ordinary share for every eight ordinary shares of Covidien held as of June 19, 2013 (the “Record Date”). Mallinckrodt issued a total of approximately 57 million ordinary shares in the Distribution. Mallinckrodt did not issue fractional shares in the Distribution. Fractional shares that Covidien shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those shareholders who would otherwise have been entitled to receive fractional shares, in accordance with the Separation and Distribution Agreement. A copy of the press release issued by Covidien on July 1, 2013 announcing completion of the Distribution is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution, Mr. Mark C. Trudeau resigned from his position at Covidien as President of Covidien’s Pharmaceuticals business. Mr. Trudeau is Chief Executive Officer, President and a director of Mallinckrodt.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The Unaudited Pro Forma Consolidated Statements of Income of Covidien for the six months ended March 29, 2013 and the fiscal years ended September 28, 2012, September 30, 2011 and September 24, 2010 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet of Covidien as of March 29, 2013 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013

COVIDIEN PUBLIC LIMITED COMPANY

By: /s/ John Kapples

       Name: John Kapples

       Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.1	Tax Matters Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.2	Employee Matters Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

10.3	Transition Services Agreement between Covidien plc and Mallinckrodt plc, dated June 28, 2013.

99.1	Press Release, dated July 1, 2013.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.